UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2023

GINKGO BIOWORKS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40097	87-2652913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Drydock Avenue

8th Floor

Boston, MA 02210

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 422-5362

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	DNA	NYSE
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	DNA.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 19, 2022, Ginkgo Bioworks Holdings, Inc. (“Ginkgo”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) to report the completion of its acquisition of Zymergen Inc. (“Zymergen”) on such date. On January 27, 2023, Ginkgo filed a Current Report on Form 8-K with the SEC updating certain financial statements of Zymergen and certain pro forma financial information in connection with the acquisition.

Ginkgo is filing this Current Report on Form 8-K to further update certain pro forma financial information in connection with the acquisition.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The unaudited pro forma condensed combined statement of operations of Ginkgo for the year ended December 31, 2022 are filed as Exhibit 99.1 attached hereto and incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Combined Statement of Operations of Ginkgo Bioworks Holdings, Inc. for the year ended December 31, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Date: August 23, 2023	GINKGO BIOWORKS HOLDINGS, INC.
(REGISTRANT)

	By:	/s/ Mark Dmytruk
	Name:	Mark Dmytruk
	Title:	Chief Financial Officer